UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 18, 2008
NITROMED, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50439	22-3159793

(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

45 Hayden Avenue, Suite 3000
Lexington, Massachusetts	02421

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 266-4000
None

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01 Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Ex-2.1 Agreement and Plan of Merger, dated as of November 18, 2008
Ex-10.1 Form of NitroMed Stockholder Agreement and a schedule of signatories thereto
Ex-10.2 Form of Archemix Stockholder Agreement and a schedule of signatories thereto
Ex-99.1 Press Release, dated November 18, 2008
Ex-99.2 Management Presentation Slides, dated November 18, 2008

Item 1.01 Entry into a Material Definitive Agreement.
Agreement and Plan of Merger
     On November 18, 2008, NitroMed, Inc. (“NitroMed”), Newport Acquisition Corp., a wholly owned subsidiary of NitroMed (“Transitory Subsidiary”) and Archemix Corp., a privately held biopharmaceutical company (“Archemix”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which the Transitory Subsidiary will be merged with and into Archemix (the “Merger”), with Archemix continuing after the Merger as the surviving corporation and a wholly owned subsidiary of NitroMed.
     Under the terms of the Merger Agreement, Archemix stockholders, option holders and warrant holders will be entitled to receive shares of NitroMed common stock and options and warrants to purchase shares of NitroMed common stock equal to approximately 70% of the post-merger fully-diluted shares of the combined company, and NitroMed stockholders and option holders will hold approximately 30% of the post-merger fully-diluted shares of the combined company. These percentages of post-merger fully-diluted ownership assume that NitroMed’s net cash balance, as calculated pursuant to the Merger Agreement, at the closing of the Merger will be equal to $45 million. The exact percentages will be based on NitroMed’s and Archemix’s respective actual net cash balances at the closing of the Merger and will not be calculated until that time. If NitroMed’s net cash at the closing of the Merger is less than $34.5 million, based on the manner of calculating net cash pursuant to the Merger Agreement, NitroMed would be unable to satisfy a closing condition for the Merger, and Archemix could elect to terminate the Merger Agreement or Archemix could elect to proceed with completing the Merger.
     Immediately prior to the effective time of the Merger, NitroMed has agreed to effect a reverse stock split of its common stock whereby each issued and outstanding share of NitroMed common stock will be reclassified and combined into a fractional number of shares of common stock. The reverse stock split ratio will be mutually agreed upon by NitroMed and Archemix. The reverse stock split is necessary so that, as of the effective time of the Merger, NitroMed will satisfy the minimum bid price requirement pursuant to the initial listing standards of The NASDAQ Global Market.
     The Merger Agreement contains customary representations, warranties and covenants of NitroMed and Archemix including, among others, covenants relating to (1) using commercially reasonable efforts to obtain the requisite approvals of the stockholders of NitroMed and Archemix to the Merger and related transactions, (2) non-solicitation of competing acquisition proposals by each of NitroMed and Archemix, (3) NitroMed using commercially reasonable efforts to maintain the existing listing of NitroMed’s common stock on The NASDAQ Global Market, and (4) NitroMed’s and Archemix’s conduct of their respective businesses during the period between the date of signing the Merger Agreement and the closing of the Merger.
     The Merger Agreement provides each of NitroMed and Archemix with specified termination rights. If the Merger Agreement is terminated under circumstances specified in the Merger Agreement, NitroMed or Archemix, as the case may be, will be required to pay the other a termination fee of $1.5 million. In addition, NitroMed will be required to reimburse Archemix for its documented fees and expenses associated with the Merger Agreement and the transactions contemplated by the Merger Agreement, up to a maximum of either $500,000 or $1,500,000, under circumstances specified in the Merger Agreement.
     NitroMed and Archemix currently expect to complete the Merger in the second quarter of 2009. NitroMed’s and Archemix’s obligations to consummate the Merger are subject to the satisfaction or waiver of customary conditions, including (1) requisite approvals of the Merger and related transactions by NitroMed’s and Archemix’s stockholders, (2) the absence of any order or injunction preventing the consummation of the Merger or any legal requirement that makes the consummation of the Merger illegal, (3) the declaration by the U.S. Securities and Exchange Commission (the “SEC”) of the effectiveness of the registration statement relating to the shares of NitroMed stock to be issued to Archemix stockholders, option holders and warrant holders pursuant to the Merger Agreement, (4) obtaining any required governmental authorizations or consents, (5) the continued listing of NitroMed’s common stock on The NASDAQ Global Market and the approval for listing on The NASDAQ Global Market of the shares of NitroMed common stock to be issued pursuant to the Merger Agreement and (6) the expiration or termination of applicable waiting periods under any applicable U.S. or material applicable foreign antitrust requirements. Each party’s obligation to consummate the Merger is also subject to other specified customary conditions, including (1) the accuracy of the representations and warranties of the other party, subject to an overall material adverse effect qualification and (2) material compliance by the other party with its covenants.
     In addition, Archemix’s obligation to consummate the Merger is further subject to the satisfaction or waiver of the following conditions: (1) NitroMed shall have at least $34.5 million in net cash at closing, as calculated pursuant to the Merger Agreement and (2) NitroMed shall have completed the sale of its BiDil® (isosorbide dinitrate/hydralazine hydrochloride) and BiDil XR™ drug business.
     The board of directors of NitroMed has unanimously approved the Merger and the Merger Agreement and adopted resolutions recommending the requisite stockholder approval for consummation of the Merger. NitroMed has agreed to hold a stockholders’ meeting to submit these matters to its stockholders for their consideration. NitroMed plans to file with the SEC a Registration Statement on Form S-4, as well as file with the SEC and mail to its stockholders a Proxy Statement/Prospectus, in connection with the Merger and related transactions.
     The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.
     The Merger Agreement contains representations and warranties that NitroMed and Archemix made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the Merger Agreement between NitroMed and Archemix and may be subject to important qualifications and limitations agreed to by NitroMed and Archemix in connection with negotiating its terms. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders, or may have been used for the purpose of allocating risk between NitroMed and Archemix rather than establishing matters as facts. For the foregoing reasons, no person should rely on the representations and warranties as statements of factual information at the time they were made or otherwise.
Stockholder Agreements
     In connection with the execution of the Merger Agreement, NitroMed and Archemix entered into Stockholder Agreements with certain funds affiliated with HealthCare Ventures LLC, Rho Ventures, Invus Public Equities, L.P., and Care Capital LLC, together owning or controlling an aggregate of approximately 30% of NitroMed’s common stock (the “Stockholder Agreements”), pursuant to which, among other things, each of the funds (1) agreed to vote its shares of NitroMed common stock in favor of adoption of the Merger Agreement and approval of the Merger and related transactions and against the approval or adoption of any alternative transactions, (2) granted to Archemix a proxy to vote its shares of NitroMed common stock in favor of adoption of the Merger Agreement and approval of the Merger and (3) agreed not to solicit proposals relating to alternative transactions or enter into discussions in connection with proposals for alternative transactions. In addition, each of the funds has agreed pursuant to the Stockholder Agreements not to transfer or otherwise dispose of any of the shares of NitroMed’s common stock that it owns for a period ending 90 days after the effective time of the Merger and not to transfer or otherwise dispose of more than fifty percent of the shares of NitroMed’s common stock that it owns for a period ending 180 days after the effective time of the Merger. In addition, stockholders holding approximately 80% of Archemix’s capital stock have entered into similar agreements whereby they have agreed to vote their shares of Archemix capital stock in favor of the agreement and not to transfer or otherwise dispose of any of the shares of Archemix’s capital stock that they own for a period ending 90 days after the effective date of the Merger and not to transfer or otherwise dispose of more than fifty percent of the shares of Archemix’s capital stock that they own for a period ending 180 days after the effective time of the Merger.
     The foregoing description of the Stockholder Agreements does not purport to be complete and is qualified in its entirety by reference to the form of NitroMed Stockholder Agreement, which is filed as Exhibit 10.1 and the form of Archemix Stockholder Agreement which is filed as Exhibit 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.
IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC
     NitroMed plans to file with the SEC a Registration Statement on Form S-4 and mail to its stockholders a Joint Proxy Statement/Prospectus in connection with the Merger and related transactions. The Joint Proxy Statement/Prospectus will contain important information about NitroMed, the Merger and related matters. NitroMed also plans to file with the SEC and mail to its stockholders a separate Proxy Statement in connection with its previously disclosed proposed sale of its BiDil and BiDil XR drug business. That Proxy Statement will contain important information about NitroMed, the proposed sale of the BiDil and BiDil XR drug business and related matters. Investors and security holders are urged to read carefully both the Joint Proxy Statement/Prospectus relating to the Merger and the Proxy Statement relating to the proposed sale of the BiDil and BiDil XR drug business when they are available.
     Investors and security holders will be able to obtain free copies of the Joint Proxy Statement/Prospectus relating to the proposed Merger (when it is available) and the Proxy Statement relating to the proposed sale of the BiDil and BiDil XR drug business (when it is available), and other documents filed with the SEC by NitroMed through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Joint Proxy Statement/Prospectus relating to the Merger (when it is available) and the Proxy Statement relating to the proposed sale of the BiDil and BiDil XR drug business (when it is available) from NitroMed by contacting NitroMed, Inc., Attn: Secretary, 45 Hayden Avenue, Suite 3000, Lexington, MA 02421.
     NitroMed and Archemix, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the Merger Agreement; and NitroMed, and its directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the Purchase and Sale Agreement with JHP Pharmaceuticals, LLC, dated October 22, 2008, relating to the sale of the BiDil and BiDil XR drug business. Information regarding NitroMed’s directors and executive officers is contained in NitroMed’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and its proxy statement dated April 16, 2008, which are filed with the SEC. As of October 31, 2008, NitroMed’s directors and executive officers beneficially owned approximately 33% of NitroMed’s common stock. Information regarding Archemix’s directors and officers and a more complete description of the interests of NitroMed’s directors and officers will be available in the Joint Proxy Statement/Prospectus relating to the Merger. In addition, a more complete description of the interests of NitroMed’s directors and officers will be available in the Proxy Statement relating to the sale of the BiDil and BiDil XR drug business.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS
     Statements in this document regarding the proposed transaction between NitroMed and Archemix, including without limitation the expected timetable for completing the transaction, the anticipated post-merger ownership of the combined company, and any other statements about NitroMed’s management’s future expectations, beliefs, goals, plans or prospects constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing “believes,” “anticipates,” “plans,” “expects,” “may,” “will,” “would,” “intends,” “estimates” and similar expressions) should also be considered to be forward looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including: the ability of each of NitroMed and Archemix to satisfy the closing conditions and consummate the transaction, including obtaining the approval of the transaction by NitroMed’s and Archemix’s stockholders; NitroMed’s ability to complete the BiDil asset sale transaction; NitroMed’s ability to maintain and enforce patent and other intellectual property protection for BiDil pending the closing of the transaction, and also with respect to its nitric oxide enhancing technologies; and the other factors described in NitroMed’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, as filed with the SEC, and other filings that NitroMed makes with the SEC from time to time. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, NitroMed’s actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.
     In addition, the statements in this document reflect NitroMed’s expectations and beliefs as of the date of this document. NitroMed anticipates that subsequent events and developments will cause its expectations and beliefs to change. However, while NitroMed may elect to update these forward-looking statements publicly at some point in the future, it specifically disclaim any obligation to do so, whether as a result of new information, future events or otherwise. NitroMed’s forward-looking statements do not reflect the potential impact of any future dispositions or strategic transactions it may undertake. These forward-looking statements should not be relied upon as representing NitroMed’s views as of any date after the date of this Current Report on Form 8-K.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (b)  On November 18, 2008, each of Argeris N. Karabelas, Ph.D., Joseph Loscalzo, M.D., Ph.D., Robert S. Cohen, Frank L. Douglas, M.D., Ph.D., Zola Horovitz, Ph.D., Christopher Sobecki and John Littlechild notified NitroMed of his decision to resign as a director of NitroMed contingent and effective upon the closing of the proposed Merger described in Item 1.01 above. Additionally, Kevin G. Sarney, NitroMed’s Principal Accounting Officer, notified NitroMed of his decision to resign as principal accounting officer contingent and effective upon the closing of the proposed Merger.
Item 8.01 Other Events.
     On November 18, 2008, NitroMed issued a press release announcing, among other things, the execution of the Merger Agreement. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
     Also on November 18, 2008, NitroMed will hold a conference call to discuss the planned merger between NitroMed and Archemix. A copy of the management presentation that will be used during the conference call is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits
See Exhibit Index attached hereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NITROMED, INC.
Date: November 18, 2008	By:	/s/ Kenneth M. Bate
Kenneth M. Bate
President, Chief Executive Officer and Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of November 18, 2008, by and among NitroMed, Inc., Newport Acquisition Corp. and Archemix Corp.(1)

10.1	Form of NitroMed Stockholder Agreement and a schedule of signatories thereto

10.2	Form of Archemix Stockholder Agreement and a schedule of signatories thereto

99.1	Press Release, dated November 18, 2008

99.2	Management Presentation Slides, dated November 18, 2008

(1)	The schedules to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. NitroMed will furnish copies of any of such schedules to the SEC upon request.